EXHIBIT 99.1

ALLY CENTRAL ORIGINATING LEASE LLC

200 Renaissance Center

10th Floor, MC: 482-B10-C24

Detroit, Michigan 48265

                , 20

[BNY Mellon Trust of Delaware],	Ally Bank Lease Trust
as VAULT Trustee	c/o [ ]
[301 Bellevue Parkway, 3rd Floor]	[ ]
[Wilmington, DE 19809]	[ ]

Ally Auto Receivables Trust 20 -SN	Ally Auto Assets LLC
as Secured Noteholder	200 Renaissance Center
c/o [ ]	10th Floor, MC: 482-B10-A68
[ ]	Detroit, MI 48265
[ ]

Ally Financial Inc., as Servicer and Custodian	[ABLT Owner Trustee]
200 Renaissance Center	[ ]
10th Floor, MC: 482-B10-C24	[ ]
Detroit, MI 48265

Re: Notice of Removal of Lease Assets to the Residual Interest and Allocation of Lease Assets to Series 20    -SN     (together, this “Allocation Notice”)

Ladies and Gentlemen:

Reference is hereby made to the following documents:

(a) that certain Second Amended and Restated Trust and Servicing Agreement, dated as of March 25, 2004 (as it may be amended from time to time, the “VAULT Trust Agreement”), between [BNY Mellon Trust of Delaware (as successor to Chase Manhattan Bank USA, National Association)], as Trustee (the “VAULT Trustee”), and Ally Financial Inc. (f/k/a GMAC Inc. and General Motors Acceptance Corporation) (“Ally Financial”), as Servicer and as Initial Trust Beneficiary, as acknowledged and agreed to by Ally Bank (f/k/a GMAC Automotive Bank) (“Ally Bank”), as a Trust Beneficiary pursuant to the Designation of Trust Beneficiary and Creation of Series of Beneficial Interest, dated as of August 2, 2004 (the “Ally Bank Designation”), by Ally Financial, as Servicer and Initial Trust Beneficiary, and Ally Bank, and accepted and agreed to by the VAULT Trustee and as acknowledged and agreed to by Ally Bank Lease Trust (“ABLT”), as a Trust Beneficiary pursuant to the Designation of Trust Beneficiary and Creation of Series of Beneficial Interest, dated as of March 10, 2014 (the “ABLT Designation”), by Ally Financial, as Servicer and Initial Trust Beneficiary, ABLT and Ally Central Originating Lease LLC (“ACOL LLC”), and accepted and agreed to by the VAULT Trustee;

(b) that certain VAULT Pledge and Security Agreement, to be dated on or about                 , 20     (the “VAULT Pledge and Security Agreement”), by Vehicle Asset Universal Leasing Trust, as Pledgor, on behalf of and acknowledged by ABLT, and in favor of any Secured Noteholder, as Pledgee;

(c) that certain Declaration of Trust, dated as of March 10, 2014 (as it may be amended from time to time, the “Declaration of Trust”), by [Deutsche Bank Trust Company Delaware], as ABLT Owner Trustee (the “ABLT Owner Trustee”), and acknowledged, accepted and agreed to by Ally Central Originating Lease LLC, as Residual Certificateholder (the “Residual Certificateholder”); and

(d) that certain ABLT 20    -SN     Supplement to Declaration of Trust (as amended, modified or supplemented from time to time, the “ABLT 20    -SN     Series Supplement”), to be dated on or about                 , 20    , between the Residual Certificateholder and the ABLT Owner Trustee.

Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the VAULT Trust Agreement, or if not defined therein, in Part I of Exhibit I to the Declaration of Trust, or if not defined therein, in Part I of Appendix A to the Administration Agreement, to be dated on or about                 , 20    , by and among Ally Auto Assets LLC, Ally Financial and Ally Auto Receivables Trust 20    -SN     (“AART”).

This letter constitutes an Allocation Notice as such term is defined in Part I of Exhibit I to the Declaration of Trust.

Pursuant to Section 3.2 of the Declaration of Trust, and in accordance with Section 10.1(a) of the ABLT 20    -SN     Series Supplement, the Residual Certificateholder hereby directs the ABLT Owner Trustee to identify and allocate or cause to be identified and allocated the ABLT Lease Assets identified on Schedule I hereto to Series 20    -SN     and the Series 20    -SN     Portfolio.

ABLT hereby reaffirms its agreement to be bound by the terms of the VAULT Trust Agreement as a Trust Beneficiary pursuant to (x) the ABLT Designation, and (y) its acceptance and agreement to the VAULT Trust Agreement.

The Residual Certificateholder hereby directs the ABLT Owner Trustee, and in turn ABLT hereby directs the VAULT Trustee, to cause VAULT to enter into the VAULT Pledge and Security Agreement.

The parties agree that this Allocation Notice will become effective on the Transfer Effective Date upon delivery by each party of an executed counterpart of this Allocation Notice.

It is expressly understood and agreed by the parties hereto that (a) this letter is executed and delivered by [                            ], not individually or personally but solely as owner trustee of ABLT, (b) each of the representations, undertakings and agreements herein made on

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the part of ABLT is made and intended not as personal representations, undertakings and agreements by [                    ] but is made and intended for the purpose of binding only ABLT, and (c) under no circumstances shall [                    ] be personally liable for the payment of any indebtedness or expenses of ABLT or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by ABLT under this letter or the other ABLT Transaction Documents.

It is expressly understood and agreed by the parties hereto that (a) this letter is executed and delivered by [BNY Mellon Trust of Delaware], not individually or personally but solely as trustee of VAULT, (b) each of the representations, undertakings and agreements herein made on the part of VAULT is made and intended not as personal representations, undertakings and agreements by [BNY Mellon Trust of Delaware] but is made and intended for the purpose of binding only VAULT, and (c) under no circumstances shall [BNY Mellon Trust of Delaware] be personally liable for the payment of any indebtedness or expenses of VAULT or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by VAULT under this letter or the other related documents.

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Please acknowledge your receipt of and agreement to this Allocation Notice by signing a counterpart hereof in the space provided below.

Sincerely,

ALLY CENTRAL ORIGINATING LEASE LLC, as Residual Certificateholder

By:
Name:
Title:

Allocation Notice (AART 20    -SN-)

ACKNOWLEDGED AND AGREED:

[BNY MELLON TRUST OF DELAWARE], not in its individual capacity but solely as VAULT Trustee

By:
Name:
Title:

Allocation Notice (AART 20    -SN-)

[ ], not in its individual capacity but solely as ABLT Owner Trustee

By:
Name:
Title:

By:
Name:
Title:

Allocation Notice (AART 20    -SN-)

Schedule I

Schedule of Leases

Delivered by Ally Bank to ABLT Owner Trustee and ABLT Indenture Trustee

Sch. I